Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.Stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | VP Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

October 23, 2024

Bridgewater Bancshares, Inc. Announces Third Quarter 2024 Net Income
 of $8.7 Million, $0.27 Diluted Earnings Per Common Share

Third Quarter 2024 Highlights

●	Tangible book value per share(1) of $13.96 for the third quarter of 2024, an increase of $0.43, or 12.8% annualized, compared to $13.53 for the second quarter of 2024.
●	Pre-provision net revenue(1) increased $489,000, or 4.5%, from the second quarter of 2024.
●	Net interest income increased $603,000, or 2.4%, from the second quarter of 2024.
●	Net interest margin (on a fully tax-equivalent basis) of 2.24% for the third quarter of 2024, in line with the second quarter of 2024.
●	Core deposits(2) increased by $93.6 million, or 14.4% annualized, from the second quarter of 2024. Total deposits decreased by $60.3 million from the second quarter of 2024, primarily driven by a decrease in brokered deposits of $131.3 million.
●	Gross loans decreased $114.8 million from the second quarter of 2024, primarily driven by elevated levels of loan payoffs.
●	Loan-to-deposit ratio of 98.3%, compared to 99.8% at June 30, 2024.
●	Efficiency ratio(1) of 58.0%, down from 58.7% for the second quarter of 2024.
●	No provision for credit losses on loans was recorded in the third quarter of 2024. The allowance for credit losses on loans to total loans was 1.38% at September 30, 2024, compared to 1.37% at June 30, 2024.
●	Annualized net loan charge-offs as a percentage of average loans of 0.10% for the third quarter of 2024, compared to 0.00% for the second quarter of 2024, primarily driven by one central business district office loan.
●	Nonperforming assets to total assets of 0.19% at September 30, 2024, compared to 0.01% at June 30, 2024.
●	Announced the strategic acquisition of First Minnetonka City Bank. Received all required regulatory approvals in October 2024 and expect to close on the transaction during the fourth quarter of 2024.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $8.7 million for the third quarter of 2024, compared to $8.1 million for the second quarter of 2024, and $9.6 million for the third quarter of 2023. Earnings per diluted common share were $0.27 for the third quarter of 2024, compared to $0.26 for the second quarter of 2024, and $0.30 for the third quarter of 2023.

“Bridgewater’s third quarter results were highlighted by robust core deposit growth and a stable net interest margin amid an improving interest rate backdrop following the Fed’s rate cut in September,” said Chairman and Chief Executive Officer, Jerry Baack. “As a result, we generated improved net interest income and pre-provision net revenue growth. Asset quality also remained a strength as we continued to see improving multifamily trends in the Twin Cities, such as declining vacancy rates.

“In August, we were excited to announce the signing of a definitive agreement for the acquisition of First Minnetonka City Bank, which we expect to close during the fourth quarter of 2024. This deal brings several strategic benefits including a low-cost, core deposit base and balance sheet optionality. When combined with the strong core deposit growth we have generated year-to-date, we believe we will have an enhanced funding and liquidity profile that positions us well moving forward.”

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Per Common Share Data
Basic Earnings Per Share	$0.28	$0.26	$0.31	$0.79	$1.01
Diluted Earnings Per Share	0.27	0.26	0.30	0.77	0.99
Book Value Per Share	14.06	13.63	12.47	14.06	12.47
Tangible Book Value Per Share (1)	13.96	13.53	12.37	13.96	12.37

Financial Ratios
Return on Average Assets (2)	0.73%	0.70%	0.85%	0.71%	0.93%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.96	0.94	1.01	0.95	1.22
Return on Average Shareholders' Equity (2)	7.79	7.49	9.23	7.55	10.19
Return on Average Tangible Common Equity (1)(2)	8.16	7.80	9.92	7.87	11.07
Net Interest Margin (3)	2.24	2.24	2.32	2.24	2.47
Core Net Interest Margin (1)(3)	2.16	2.17	2.24	2.17	2.39
Cost of Total Deposits	3.58	3.46	2.99	3.45	2.57
Cost of Funds	3.54	3.49	3.10	3.46	2.81
Efficiency Ratio (1)	58.0	58.7	56.1	58.3	51.2
Noninterest Expense to Average Assets (2)	1.33	1.35	1.34	1.34	1.30
Tangible Common Equity to Tangible Assets (1)	8.17	7.90	7.61	8.17	7.61
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.79	9.41	9.07	9.79	9.07

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$4,691,517	$4,687,035	$4,557,070	$4,691,517	$4,557,070
Total Loans, Gross	3,685,590	3,800,385	3,722,271	3,685,590	3,722,271
Deposits	3,747,442	3,807,712	3,675,509	3,747,442	3,675,509
Loan to Deposit Ratio	98.3%	99.8%	101.3%	98.3%	101.3%
Net Loan Charge-Offs to Average Loans (2)	0.10	0.00	0.01	0.03	0.00
Nonperforming Assets to Total Assets (5)	0.19	0.01	0.02	0.19	0.02
Allowance for Credit Losses to Total Loans	1.38	1.37	1.36	1.38	1.36

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Margin and Net Interest Income

Net interest margin (on a fully tax-equivalent basis) for the third quarter of 2024 was 2.24%, stable with the second quarter of 2024, and an eight basis point decline from 2.32% in the third quarter of 2023. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees, was 2.16% for the third quarter of 2024, a one basis point decline from 2.17% in the second quarter of 2024, and an eight basis point decline from 2.24% in the third quarter of 2023.

●	Net interest margin has remained stable at 2.24% each quarter in 2024.
●	The year-over-year decline in the margin was primarily due to higher funding costs, offset partially by higher earning asset yields.

Net interest income was $25.6 million for the third quarter of 2024, an increase of $603,000 from $25.0 million in the second quarter of 2024, and an increase of $178,000 from $25.4 million in the third quarter of 2023.

●	The linked-quarter increase in net interest income was primarily due to increased cash balances, higher yields in the securities and loan portfolios and increased loan fees due to elevated loan payoffs, offset partially by decreased loan balances and higher rates paid on deposits.
●	The year-over year increase in net interest income was primarily due to increased cash balances, growth and higher yields in the securities portfolio, and higher yields on loans, offset partially by growth and higher rates on deposits.

Interest income was $63.0 million for the third quarter of 2024, an increase of $2.1 million from $60.9 million in the second quarter of 2024, and an increase of $6.2 million from $56.8 million in the third quarter of 2023.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.48% in the third quarter of 2024, compared to 5.41% in the second quarter of 2024 and 5.14% in the third quarter of 2023.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to continued repricing of assets at accretive yields.
●	The year-over-year increase in the yield on interest earning assets was primarily due to the purchase of higher yielding securities and the repricing of the loan and securities portfolios in the higher interest rate environment.
●	Loan interest income and loan fees remained one of the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield increased to 5.57% in the third quarter of 2024, seven basis points higher than 5.50% in the second quarter of 2024, and 31 basis points higher than 5.26% in the third quarter of 2023.
●	The core loan yield continued to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest	5.47%	5.42%	5.31%	5.25%	5.16%
Fees	0.10	0.08	0.07	0.08	0.10
Yield on Loans	5.57%	5.50%	5.38%	5.33%	5.26%

Interest expense was $37.4 million for the third quarter of 2024, an increase of $1.5 million from $35.9 million in the second quarter of 2024, and an increase of $6.0 million from $31.4 million in the third quarter of 2023.

●	The cost of interest bearing liabilities was 4.27% in the third quarter of 2024, compared to 4.19% in the second quarter of 2024 and 3.81% in the third quarter of 2023.
●	The linked-quarter increase in the cost of interest bearing liabilities was primarily due to higher rates paid on deposits, offset partially by a decrease in the utilization of overnight borrowings.
●	The year-over-year increase in the cost of interest bearing liabilities was primarily due to continued deposit repricing in the higher rate environment.

Interest expense on deposits was $34.2 million for the third quarter of 2024, an increase of $2.6 million from $31.6 million in the second quarter of 2024, and an increase of $7.0 million from $27.2 million in the third quarter of 2023.

●	The cost of total deposits was 3.58% in the third quarter of 2024, compared to 3.46% in the second quarter of 2024 and 2.99% in the third quarter of 2023.
●	The linked-quarter increase in the cost of total deposits was primarily due to continued client demand for higher interest rates and increased competition.
●	The year-over-year increase in the cost of total deposits was primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

Provision for Credit Losses

The provision for credit losses on loans was $-0- for the third quarter of 2024, compared to $600,000 for the second quarter of 2024 and $-0- for the third quarter of 2023.

●	No provision for credit losses on loans was recorded in the third quarter of 2024. Although loans decreased during the quarter, increased loss rates and other qualitative factor adjustments resulted in no provision for the quarter.
●	The allowance for credit losses on loans to total loans was 1.38% at September 30, 2024, compared to 1.37% at June 30, 2024 and 1.36% at September 30, 2023.

The provision for credit losses for off-balance sheet credit exposures was $-0- for the third quarter of 2024, compared to $-0- for the second quarter of 2024, and a negative provision of $600,000 for the third quarter of 2023.

●	No provision was recorded during the third quarter of 2024 due to unfunded commitments remaining stable as the migration to funded loans was offset by the volume of newly originated loans with unfunded commitments.

Noninterest Income

Noninterest income was $1.5 million for the third quarter of 2024, a decrease of $241,000 from $1.8 million for the second quarter of 2024, and a decrease of $204,000 from $1.7 million for the third quarter of 2023.

●	The linked-quarter decrease was primarily due to a net loss on sale of securities in the third quarter and a net gain on sale of securities in the second quarter.
●	The year-over-year decrease was primarily due to $493,000 of FHLB prepayment income recognized in the previous year which did not reoccur, offset partially by higher letter of credit fees, an increase in the cash surrender value of bank-owned life insurance and an increase in other income.

Noninterest Expense

Noninterest expense was $15.8 million for the third quarter of 2024, an increase of $221,000 from $15.5 million for the second quarter of 2024 and an increase of $523,000 from $15.2 million for the third quarter of 2023.

●	The linked-quarter increase was primarily due to increases in professional and consulting fees related to the acquisition of First Minnetonka City Bank and salaries and employee benefits, offset partially by a decrease in data processing and derivative collateral fees.
●	The year-over-year increase was primarily attributable to increases in salaries and employee benefits, higher professional and consulting fees relating to the acquisition of First Minnetonka City Bank and increases in information technology and telecommunications and marketing and advertising expenses, offset partially by a decrease in the FDIC insurance assessment and lower derivative collateral fees.
●	The efficiency ratio, a non-GAAP financial measure, was 58.0% for the third quarter of 2024, compared to 58.7% for the second quarter of 2024, and 56.1% for the third quarter of 2023.
●	The Company had 265 full-time equivalent employees at September 30, 2024, compared to 258 at June 30, 2024, and 255 at September 30, 2023.

Income Taxes

The effective combined federal and state income tax rate was 23.6% for both the second and third quarter of 2024, compared to 23.0% for the third quarter of 2023.

Balance Sheet

Loans

(dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Commercial	$493,403	$518,762	$483,069	$464,061	$459,854
Construction and Land Development	118,596	134,096	200,970	232,804	294,818
1 - 4 Family Construction	45,822	60,551	65,606	65,087	64,463
Real Estate Mortgage:
1 - 4 Family Mortgage	421,179	416,944	417,773	402,396	404,716
Multifamily	1,379,814	1,404,835	1,389,345	1,388,541	1,378,669
CRE Owner Occupied	182,239	185,988	182,589	175,783	159,485
CRE Nonowner Occupied	1,032,142	1,070,050	1,035,702	987,306	951,263
Total Real Estate Mortgage Loans	3,015,374	3,077,817	3,025,409	2,954,026	2,894,133
Consumer and Other	12,395	9,159	9,151	8,304	9,003
Total Loans, Gross	3,685,590	3,800,385	3,784,205	3,724,282	3,722,271
Allowance for Credit Losses on Loans	(51,018)	(51,949)	(51,347)	(50,494)	(50,585)
Net Deferred Loan Fees	(5,705)	(6,214)	(6,356)	(6,573)	(7,222)
Total Loans, Net	$3,628,867	$3,742,222	$3,726,502	$3,667,215	$3,664,464

Total gross loans at September 30, 2024 were $3.69 billion, a decrease of $114.8 million, or 3.0%, over total gross loans of $3.80 billion at June 30, 2024, and a decrease of $36.7 million, or 1.0%, over total gross loans of $3.72 billion at September 30, 2023.

●	The decrease in the loan portfolio during the third quarter of 2024 was due to elevated loan payoffs.

Deposits

(dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Noninterest Bearing Transaction Deposits	$713,309	$705,175	$698,432	$756,964	$754,297
Interest Bearing Transaction Deposits	805,756	752,568	783,736	692,801	780,863
Savings and Money Market Deposits	980,345	943,994	979,773	935,091	872,534
Time Deposits	347,080	373,713	352,510	300,651	265,737
Brokered Deposits	900,952	1,032,262	992,774	1,024,441	1,002,078
Total Deposits	$3,747,442	$3,807,712	$3,807,225	$3,709,948	$3,675,509

Total deposits at September 30, 2024 were $3.75 billion, a decrease of $60.3 million, or 1.6%, over total deposits of $3.81 billion at June 30, 2024, and an increase of $71.9 million, or 2.0%, over total deposits of $3.68 billion at September 30, 2023.

●	Core deposits, defined as total deposits excluding brokered deposits and time deposits greater than $250,000, increased $93.6 million, or 14.4% annualized, from the second quarter of 2024. Growth in core deposits was due to both increased balances of existing clients and new client acquisitions. On a year-to-date basis, core deposits increased by $131.2 million, or 6.9% annualized. Based on the nature of the Company’s client base, core deposit balances can fluctuate from quarter to quarter, as deposit growth is not always linear.
●	Brokered deposits, which declined by $131.3 million, or 12.7%, in the current quarter, continue to be used as a supplemental funding source, as needed.
●	Uninsured deposits were 25.0% of total deposits as of September 30, 2024, compared to 22.5% of total deposits as of June 30, 2024.

Liquidity

Total on- and off-balance sheet liquidity was $2.29 billion as of September 30, 2024, compared to $2.22 billion at June 30, 2024 and $2.18 billion at September 30, 2023.

Primary Liquidity—On-Balance Sheet	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
(dollars in thousands)
Cash and Cash Equivalents	$167,869	$97,237	$105,784	$96,594	$77,617
Securities Available for Sale	664,715	601,057	633,282	604,104	553,076
Less: Pledged Securities	(146,144)	(169,095)	(169,479)	(170,727)	(164,277)
Total Primary Liquidity	$686,440	$529,199	$569,587	$529,971	$466,416
Ratio of Primary Liquidity to Total Deposits	18.3%	13.9%	15.0%	14.3%	12.7%

Secondary Liquidity—Off-Balance Sheet Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$509,223	$451,171	$446,801	$498,736	$516,501
Net Secured Borrowing Capacity with the Federal Reserve Bank	867,955	1,015,873	1,006,010	979,448	1,022,128
Unsecured Borrowing Capacity with Correspondent Lenders	200,000	200,000	200,000	200,000	150,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	26,250	26,250
Total Secondary Liquidity	$1,603,428	$1,693,294	$1,679,061	$1,704,434	$1,714,879
Total Primary and Secondary Liquidity	$2,289,868	$2,222,493	$2,248,648	$2,234,405	$2,181,295
Ratio of Primary and Secondary Liquidity to Total Deposits	61.1%	58.4%	59.1%	60.2%	59.3%

Asset Quality

Overall asset quality remained superb due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight and experienced lending and credit teams.

●	Annualized net charge-offs as a percentage of average loans were 0.10% for the third quarter of 2024, compared to 0.00% for the second quarter of 2024, and 0.01% for the third quarter of 2023. The increase in net charge-offs was primarily due to one central business district office loan.
●	At September 30, 2024, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $8.8 million, or 0.19% of total assets, compared to $678,000, or 0.01%, of total assets at June 30, 2024, and $749,000, or 0.02%, of total assets at September 30, 2023. The increase in nonperforming assets was primarily due to one central business district office loan that previously had a substandard risk rating.
●	Loans with potential weaknesses that warranted a watchlist risk rating at September 30, 2024 totaled $32.0 million, compared to $30.4 million at June 30, 2024, and $26.9 million at September 30, 2023.
●	Loans that warranted a substandard risk rating at September 30, 2024 totaled $31.6 million, compared to $33.9 million at June 30, 2024, and $35.6 million at September 30, 2023.

Capital

Total shareholders’ equity at September 30, 2024 was $452.2 million, an increase of $13.0 million, or 3.0%, compared to total shareholders’ equity of $439.2 million at June 30, 2024, and an increase of $36.2 million, or 8.7%, over total shareholders’ equity of $416.0 million at September 30, 2023.

●	The linked-quarter increase was primarily due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by a decrease in unrealized gains in the derivatives portfolio and preferred stock dividends.
●	The year-over-year increase was due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by a decrease in unrealized gains in the derivatives portfolio, preferred stock dividends, and stock repurchases.
●	The Common Equity Tier 1 Risk-Based Capital Ratio was 9.79% at September 30, 2024, compared to 9.41% at June 30, 2024, and 9.07% at September 30, 2023.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 8.17% at September 30, 2024, compared to 7.90% at June 30, 2024, and 7.61% at September 30, 2023.

Tangible book value per share, a non-GAAP financial measure, was $13.96 as of September 30, 2024, an increase of 12.8% annualized from $13.53 as of June 30, 2024, and an increase of 12.8% from $12.37 as of September 30, 2023.

●	The Company has increased tangible book value per share each of the past 31 quarters.

The Company did not repurchase any shares of its common stock during the third quarter of 2024.

●	The Company has $15.3 million remaining under its current share repurchase authorization.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on December 2, 2024 to shareholders of record of the Series A Preferred Stock at the close of business on November 15, 2024.

Conference Call and Webcast

The Company will host a conference call to discuss its third quarter 2024 financial results on Thursday, October 24, 2024 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 1933700. The replay will be available through October 31, 2024. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and treasury management solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.7 billion and seven branches as of September 30, 2024, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation and possible recession; the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to recent bank failures; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the ongoing conflict in the Middle East and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with acquisitions; risks associated with our ongoing acquisition of First Minnetonka City Bank, including the possibility that the merger may be more difficult or expensive to accomplish than anticipated, diversion of management's attention from daily operations and the effect of the proposed merger on the Company’s customer and employee relationships and operating results; changes to U.S. or state tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Income Statement
Net Interest Income	$25,599	$24,996	$24,631	$25,314	$25,421
Provision for (Recovery of) Credit Losses	—	600	750	(250)	(600)
Noninterest Income	1,522	1,763	1,550	1,409	1,726
Noninterest Expense	15,760	15,539	15,189	15,740	15,237
Net Income	8,675	8,115	7,831	8,873	9,629
Net Income Available to Common Shareholders	7,662	7,101	6,818	7,859	8,616

Per Common Share Data
Basic Earnings Per Share	$0.28	$0.26	$0.25	$0.28	$0.31
Diluted Earnings Per Share	0.27	0.26	0.24	0.28	0.30
Book Value Per Share	14.06	13.63	13.30	12.94	12.47
Tangible Book Value Per Share (1)	13.96	13.53	13.20	12.84	12.37
Basic Weighted Average Shares Outstanding	27,382,798	27,386,713	27,691,401	27,870,430	27,943,409
Diluted Weighted Average Shares Outstanding	27,904,910	27,748,184	28,089,805	28,238,056	28,311,778
Shares Outstanding at Period End	27,425,690	27,348,049	27,589,827	27,748,965	28,015,505

Financial Ratios
Return on Average Assets (2)	0.73%	0.70%	0.69%	0.77%	0.85%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.96	0.94	0.95	0.96	1.01
Return on Average Shareholders' Equity (2)	7.79	7.49	7.35	8.43	9.23
Return on Average Tangible Common Equity (1)(2)	8.16	7.80	7.64	8.95	9.92
Net Interest Margin (3)	2.24	2.24	2.24	2.27	2.32
Core Net Interest Margin (1)(3)	2.16	2.17	2.18	2.21	2.24
Cost of Total Deposits	3.58	3.46	3.32	3.19	2.99
Cost of Funds	3.54	3.49	3.34	3.23	3.10
Efficiency Ratio (1)	58.0	58.7	58.2	58.8	56.1
Noninterest Expense to Average Assets (2)	1.33	1.35	1.33	1.37	1.34

Balance Sheet
Total Assets	$4,691,517	$4,687,035	$4,723,109	$4,611,990	$4,557,070
Total Loans, Gross	3,685,590	3,800,385	3,784,205	3,724,282	3,722,271
Deposits	3,747,442	3,807,712	3,807,225	3,709,948	3,675,509
Total Shareholders' Equity	452,200	439,241	433,611	425,515	415,960
Loan to Deposit Ratio	98.3%	99.8%	99.4%	100.4%	101.3%
Core Deposits to Total Deposits (4)	71.5	67.9	69.3	68.7	70.3
Uninsured Deposits to Total Deposits	25.0	22.5	26.0	24.3	22.2

Asset Quality
Net Loan Charge-Offs to Average Loans (2)	0.10%	0.00%	0.00%	0.01%	0.01%
Nonperforming Assets to Total Assets (5)	0.19	0.01	0.01	0.02	0.02
Allowance for Credit Losses to Total Loans	1.38	1.37	1.36	1.36	1.36

Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.75%	9.66%	9.66%	9.57%	9.62%
Common Equity Tier 1 Risk-based Capital Ratio	9.79	9.41	9.21	9.16	9.07
Tier 1 Risk-based Capital Ratio	11.44	11.03	10.83	10.79	10.69
Total Risk-based Capital Ratio	14.62	14.16	14.00	13.97	13.88
Tangible Common Equity to Tangible Assets (1)	8.17	7.90	7.72	7.73	7.61

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.

(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and Cash Equivalents	$191,859	$134,093	$143,355	$128,562	$124,358
Bank-Owned Certificates of Deposit	—	—	—	—	1,225
Securities Available for Sale, at Fair Value	664,715	601,057	633,282	604,104	553,076
Loans, Net of Allowance for Credit Losses	3,628,867	3,742,222	3,726,502	3,667,215	3,664,464
Federal Home Loan Bank (FHLB) Stock, at Cost	18,626	15,844	17,195	17,097	17,056
Premises and Equipment, Net	47,777	47,902	48,299	48,886	49,331
Foreclosed Assets	434	—	20	—	—
Accrued Interest	16,750	16,944	16,696	16,697	15,182
Goodwill	2,626	2,626	2,626	2,626	2,626
Other Intangible Assets, Net	163	171	180	188	197
Bank-Owned Life Insurance	38,219	35,090	34,778	34,477	34,209
Other Assets	81,481	91,086	100,176	92,138	95,346
Total Assets	$4,691,517	$4,687,035	$4,723,109	$4,611,990	$4,557,070

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$713,309	$705,175	$698,432	$756,964	$754,297
Interest Bearing	3,034,133	3,102,537	3,108,793	2,952,984	2,921,212
Total Deposits	3,747,442	3,807,712	3,807,225	3,709,948	3,675,509
Notes Payable	13,750	13,750	13,750	13,750	13,750
FHLB Advances	349,500	287,000	317,000	319,500	294,500
Subordinated Debentures, Net of Issuance Costs	79,574	79,479	79,383	79,288	79,192
Accrued Interest Payable	3,458	3,999	4,405	5,282	3,816
Other Liabilities	45,593	55,854	67,735	58,707	74,343
Total Liabilities	4,239,317	4,247,794	4,289,498	4,186,475	4,141,110

Shareholders' Equity
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at September 30, 2024 (unaudited), June 30, 2024 (unaudited), March 31, 2024 (unaudited), December 31, 2023, and September 30, 2023 (unaudited)	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,425,690 at September 30, 2024 (unaudited), 27,348,049 at June 30, 2024 (unaudited), 27,589,827 at March 31, 2024 (unaudited), 27,748,965 at December 31, 2023 and 28,015,505 at September 30, 2023 (unaudited)	274	273	276	277	280
Additional Paid-In Capital	94,597	93,205	95,069	96,320	100,120
Retained Earnings	302,231	294,569	287,468	280,650	272,812
Accumulated Other Comprehensive Loss	(11,416)	(15,320)	(15,716)	(18,246)	(23,766)
Total Shareholders' Equity	452,200	439,241	433,611	425,515	415,960
Total Liabilities and Equity	$4,691,517	$4,687,035	$4,723,109	$4,611,990	$4,557,070

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Interest Income
Loans, Including Fees	$51,895	$51,385	$49,581	$49,727	$48,999	$152,861	$141,675
Investment Securities	8,725	8,177	7,916	7,283	6,507	24,818	18,962
Other	2,407	1,316	1,172	1,543	1,303	4,895	3,165
Total Interest Income	63,027	60,878	58,669	58,553	56,809	182,574	163,802

Interest Expense
Deposits	34,187	31,618	30,190	29,448	27,225	95,995	66,597
Federal Funds Purchased	2	853	304	268	548	1,159	8,253
Notes Payable	296	296	295	299	296	887	844
FHLB Advances	1,942	2,125	2,258	2,220	2,316	6,325	5,269
Subordinated Debentures	1,001	990	991	1,004	1,003	2,982	2,979
Total Interest Expense	37,428	35,882	34,038	33,239	31,388	107,348	83,942

Net Interest Income	25,599	24,996	24,631	25,314	25,421	75,226	79,860
Provision for (Recovery of) Credit Losses	—	600	750	(250)	(600)	1,350	75

Net Interest Income After Provision for Credit Losses	25,599	24,396	23,881	25,564	26,021	73,876	79,785

Noninterest Income
Customer Service Fees	373	366	342	359	379	1,081	1,096
Net Gain (Loss) on Sales of Securities	(28)	320	93	(27)	—	385	(6)
Letter of Credit Fees	424	387	316	418	315	1,127	1,328
Debit Card Interchange Fees	152	155	141	152	150	448	443
Bank-Owned Life Insurance	352	312	301	268	252	965	724
FHLB Prepayment Income	—	—	—	—	493	—	792
Other Income	249	223	357	239	137	829	707
Total Noninterest Income	1,522	1,763	1,550	1,409	1,726	4,835	5,084

Noninterest Expense
Salaries and Employee Benefits	9,851	9,675	9,433	9,615	9,519	28,959	26,923
Occupancy and Equipment	1,069	1,092	1,057	1,062	1,101	3,218	3,385
FDIC Insurance Assessment	750	725	875	1,050	1,075	2,350	2,640
Data Processing	368	472	412	424	392	1,252	1,150
Professional and Consulting Fees	1,149	852	889	782	715	2,890	2,299
Derivative Collateral Fees	381	528	486	573	543	1,395	1,327
Information Technology and Telecommunications	840	812	796	812	683	2,448	2,077
Marketing and Advertising	367	317	322	324	222	1,006	805
Intangible Asset Amortization	9	8	9	9	9	26	91
Other Expense	976	1,058	910	1,089	978	2,944	2,883
Total Noninterest Expense	15,760	15,539	15,189	15,740	15,237	46,488	43,580

Income Before Income Taxes	11,361	10,620	10,242	11,233	12,510	32,223	41,289
Provision for Income Taxes	2,686	2,505	2,411	2,360	2,881	7,602	10,202
Net Income	8,675	8,115	7,831	8,873	9,629	24,621	31,087
Preferred Stock Dividends	(1,013)	(1,014)	(1,013)	(1,014)	(1,013)	(3,040)	(3,040)
Net Income Available to Common Shareholders	$7,662	$7,101	$6,818	$7,859	$8,616	$21,581	$28,047

Earnings Per Share
Basic	$0.28	$0.26	$0.25	$0.28	$0.31	$0.79	$1.01
Diluted	0.27	0.26	0.24	0.28	0.30	0.77	0.99

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$157,114	$1,971	4.99%	$81,672	$922	4.54%	$81,038	$903	4.42%
Investment Securities:
Taxable Investment Securities	668,429	8,406	5.00	641,469	7,861	4.93	565,008	6,234	4.38
Tax-Exempt Investment Securities (1)	31,496	402	5.08	31,550	401	5.11	29,955	346	4.58
Total Investment Securities	699,925	8,808	5.01	673,019	8,262	4.94	594,963	6,580	4.39
Loans (1)(2)	3,721,654	52,118	5.57	3,771,768	51,592	5.50	3,722,594	49,326	5.26
Federal Home Loan Bank Stock	16,828	436	10.31	19,461	394	8.15	17,829	400	8.89
Total Interest Earning Assets	4,595,521	63,333	5.48%	4,545,920	61,170	5.41%	4,416,424	57,209	5.14%
Noninterest Earning Assets	108,283			100,597			88,513
Total Assets	$4,703,804			$4,646,517			$4,504,937
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$804,161	$9,369	4.63%	$732,923	$8,270	4.54%	$730,244	$7,136	3.88%
Savings and Money Market Deposits	939,665	10,262	4.34	914,397	9,459	4.16	874,612	8,089	3.67
Time Deposits	355,050	3,918	4.39	360,691	3,850	4.30	266,635	1,962	2.92
Brokered Deposits	989,712	10,638	4.28	976,467	10,039	4.13	985,276	10,038	4.04
Total Interest Bearing Deposits	3,088,588	34,187	4.40	2,984,478	31,618	4.26	2,856,767	27,225	3.78
Federal Funds Purchased	141	2	5.72	61,151	853	5.61	39,641	548	5.48
Notes Payable	13,750	296	8.58	13,750	296	8.64	13,750	296	8.58
FHLB Advances	309,120	1,942	2.50	306,396	2,125	2.79	275,261	2,316	3.34
Subordinated Debentures	79,519	1,001	5.01	79,424	990	5.02	79,137	1,003	5.03
Total Interest Bearing Liabilities	3,491,118	37,428	4.27%	3,445,199	35,882	4.19%	3,264,556	31,388	3.81%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	710,192			691,891			754,567
Other Noninterest Bearing Liabilities	59,417			73,842			71,767
Total Noninterest Bearing Liabilities	769,609			765,733			826,334
Shareholders' Equity	443,077			435,585			414,047
Total Liabilities and Shareholders' Equity	$4,703,804			$4,646,517			$4,504,937
Net Interest Income / Interest Rate Spread		25,905	1.21%		25,288	1.22%		25,821	1.33%
Net Interest Margin (3)			2.24%			2.24%			2.32%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(306)			(292)			(400)
Net Interest Income		$25,599			$24,996			$25,421

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$104,831	$3,722	4.74%	$68,150	$1,937	3.80%
Investment Securities:
Taxable Investment Securities	649,538	23,867	4.91	569,097	18,192	4.27
Tax-Exempt Investment Securities (1)	31,597	1,203	5.09	28,947	975	4.50
Total Investment Securities	681,135	25,070	4.92	598,044	19,167	4.29
Loans (1)(2)	3,740,855	153,568	5.48	3,690,196	142,659	5.17
Federal Home Loan Bank Stock	18,111	1,173	8.65	22,343	1,228	7.34
Total Interest Earning Assets	4,544,932	183,533	5.39%	4,378,733	164,991	5.04%
Noninterest Earning Assets	102,993			86,243
Total Assets	$4,647,925			$4,464,976
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$757,409	$25,332	4.47%	$625,531	$15,833	3.38%
Savings and Money Market Deposits	917,051	28,502	4.15	926,494	21,636	3.12
Time Deposits	344,484	10,935	4.24	261,474	4,734	2.42
Brokered Deposits	993,445	31,226	4.20	876,130	24,394	3.72
Total Interest Bearing Deposits	3,012,389	95,995	4.26	2,689,629	66,597	3.31
Federal Funds Purchased	27,605	1,159	5.61	220,434	8,253	5.01
Notes Payable	13,750	887	8.62	13,750	844	8.21
FHLB Advances	311,380	6,325	2.71	215,938	5,269	3.26
Subordinated Debentures	79,424	2,982	5.02	79,042	2,979	5.04
Total Interest Bearing Liabilities	3,444,548	107,348	4.16%	3,218,793	83,942	3.49%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	700,308			774,523
Other Noninterest Bearing Liabilities	67,405			63,646
Total Noninterest Bearing Liabilities	767,713			838,169
Shareholders' Equity	435,664			408,014
Total Liabilities and Shareholders' Equity	$4,647,925			$4,464,976
Net Interest Income / Interest Rate Spread		76,185	1.23%		81,049	1.55%
Net Interest Margin (3)			2.24%			2.47%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(959)			(1,189)
Net Interest Income		$75,226			$79,860

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(dollars in thousands)

(unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Allowance for Credit Losses
Balance at Beginning of Period	$51,949	$51,347	$50,494	$50,585	$50,701	$50,494	$47,996
Impact of Adopting CECL	—	—	—	—	—	—	650
Provision for Credit Losses	—	600	850	—	—	1,450	2,050
Charge-offs	(937)	(10)	(2)	(95)	(122)	(949)	(129)
Recoveries	6	12	5	4	6	23	18
Net Charge-offs	$(931)	$2	$3	$(91)	$(116)	$(926)	$(111)
Balance at End of Period	51,018	51,949	51,347	50,494	50,585	51,018	50,585
Allowance for Credit Losses to Total Loans	1.38%	1.37%	1.36%	1.36%	1.36%	1.38%	1.36%

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Provision for Credit Losses on Loans	$—	$600	$850	$—	$—	$1,450	$2,050
Recovery of Credit Losses for Off-Balance Sheet Credit Exposures	—	—	(100)	(250)	(600)	(100)	(1,975)
Provision for (Recovery of) Credit Losses	$—	$600	$750	$(250)	$(600)	$1,350	$75

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Selected Asset Quality Data
Loans 30-89 Days Past Due	$65	$502	$—	$15,110	$11
Loans 30-89 Days Past Due to Total Loans	0.00%	0.01%	0.00%	0.41%	0.00%
Nonperforming Loans	$8,378	$678	$249	$919	$749
Nonperforming Loans to Total Loans	0.23%	0.02%	0.01%	0.02%	0.02%
Nonaccrual Loans to Total Loans	0.23	0.02	0.01	0.02	0.02
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.23	0.02	0.01	0.02	0.02
Foreclosed Assets	$434	$—	$20	$—	$—
Nonperforming Assets (1)	8,812	678	269	919	749
Nonperforming Assets to Total Assets (1)	0.19%	0.01%	0.01%	0.02%	0.02%
Net Loan Charge-Offs (Annualized) to Average Loans	0.10	0.00	0.00	0.01	0.01
Watchlist Risk Rating Loans	$31,991	$30,436	$21,624	$26,485	$26,877
Substandard Risk Rating Loans	31,637	33,908	33,829	35,858	35,621

(1)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023

Pre-Provision Net Revenue
Noninterest Income	$1,522	$1,763	$1,550	$1,409	$1,726	$4,835	$5,084
Less: (Gain) Loss on Sales of Securities	28	(320)	(93)	27	—	(385)	6
Less: FHLB Advance Prepayment Income	—	—	—	—	(493)	—	(792)
Total Operating Noninterest Income	1,550	1,443	1,457	1,436	1,233	4,450	4,298
Plus: Net Interest Income	25,599	24,996	24,631	25,314	25,421	75,226	79,860
Net Operating Revenue	$27,149	$26,439	$26,088	$26,750	$26,654	$79,676	$84,158

Noninterest Expense	$15,760	$15,539	$15,189	$15,740	$15,237	$46,488	$43,580
Total Operating Noninterest Expense	$15,760	$15,539	$15,189	$15,740	$15,237	$46,488	$43,580

Pre-Provision Net Revenue	$11,389	$10,900	$10,899	$11,010	$11,417	$33,188	$40,578

Plus:
Non-Operating Revenue Adjustments	(28)	320	93	(27)	493	385	786
Less:
Provision (Recovery of) for Credit Losses	—	600	750	(250)	(600)	1,350	75
Provision for Income Taxes	2,686	2,505	2,411	2,360	2,881	7,602	10,202
Net Income	$8,675	$8,115	$7,831	$8,873	$9,629	$24,621	$31,087

Average Assets	$4,703,804	$4,646,517	$4,592,838	$4,567,446	$4,504,937	$4,647,925	$4,464,976
Pre-Provision Net Revenue Return on Average Assets	0.96%	0.94%	0.95%	0.96%	1.01%	0.95%	1.22%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$25,905	$25,288	$24,992	$25,683	$25,822	$76,185	$81,049
Less: Loan Fees	(968)	(767)	(608)	(751)	(914)	(2,342)	(2,853)
Core Net Interest Income	$24,937	$24,521	$24,384	$24,932	$24,908	$73,843	$78,196

Average Interest Earning Assets	$4,595,521	$4,545,920	$4,492,756	$4,480,428	$4,416,424	$4,544,932	$4,378,733
Core Net Interest Margin	2.16%	2.17%	2.18%	2.21%	2.24%	2.17%	2.39%

Efficiency Ratio
Noninterest Expense	$15,760	$15,539	$15,189	$15,740	$15,237	$46,488	$43,580
Less: Amortization of Intangible Assets	(9)	(8)	(9)	(9)	(9)	(26)	(91)
Adjusted Noninterest Expense	$15,751	$15,531	$15,180	$15,731	$15,228	$46,462	$43,489

Net Interest Income	$25,599	$24,996	$24,631	$25,314	$25,421	$75,226	$79,860
Noninterest Income	1,522	1,763	1,550	1,409	1,726	4,835	5,084
Less: Gain (Loss) on Sales of Securities	28	(320)	(93)	27	—	(385)	6
Adjusted Operating Revenue	$27,149	$26,439	$26,088	$26,750	$27,147	$79,676	$84,950
Efficiency Ratio	58.0%	58.7%	58.2%	58.8%	56.1%	58.3%	51.2%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$452,200	$439,241	$433,611	$425,515	$415,960
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	385,686	372,727	367,097	359,001	349,446
Less: Intangible Assets	(2,789)	(2,797)	(2,806)	(2,814)	(2,823)
Tangible Common Equity	$382,897	$369,930	$364,291	$356,187	$346,623

Total Assets	$4,691,517	$4,687,035	$4,723,109	$4,611,990	$4,557,070
Less: Intangible Assets	(2,789)	(2,797)	(2,806)	(2,814)	(2,823)
Tangible Assets	$4,688,728	$4,684,238	$4,720,303	$4,609,176	$4,554,247
Tangible Common Equity/Tangible Assets	8.17%	7.90%	7.72%	7.73%	7.61%

Tangible Book Value Per Share
Book Value Per Common Share	$14.06	$13.63	$13.30	$12.94	$12.47
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Tangible Book Value Per Common Share	$13.96	$13.53	$13.20	$12.84	$12.37

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$7,662	$7,101	$6,818	$7,859	$8,616	$21,581	$28,047

Average Shareholders' Equity	$443,077	$435,585	$428,248	$417,789	$414,047	$435,664	$408,014
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	376,563	369,071	361,734	351,275	347,533	369,150	341,500
Less: Effects of Average Intangible Assets	(2,794)	(2,802)	(2,811)	(2,819)	(2,828)	(2,802)	(2,856)
Average Tangible Common Equity	$373,769	$366,269	$358,923	$348,456	$344,705	$366,348	$338,644
Return on Average Tangible Common Equity	8.16%	7.80%	7.64%	8.95%	9.92%	7.87%	11.07%